Exhibit 3.1
                                                                     -----------

                          CERTIFICATE OF INCORPORATION
                                       OF
                           RHEOMETRIC SCIENTIFIC, INC.


         The undersigned, for the purpose of organizing a corporation (the "Corporation") pursuant to the provisions of the General Corporation Law of the State of Delaware ("DGCL"), does make and file this Certificate of Incorporation and does hereby certify as follows:

         FIRST: Name. The name of the corporation is Rheometric Scientific, Inc.

         SECOND: Registered Office. The registered office of the Corporation is to be located at 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent is The Corporation Trust Company, whose address is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD: Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

         FOURTH: Capitalization. The aggregate number of shares of stock which the Corporation is authorized to issue is Fifty Million (50,000,000) shares, of which: Forty Nine Million (49,000,000) shares shall be Common Stock, $.01 par value per share ("Common Stock"); and One Million (1,000,000) shares shall be Preferred Stock, $.01 par value per share ("Preferred Stock").

         The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                        I.  Undesignated Preferred Stock.

         Subject to the limitations prescribed by law, and in addition to the description of the Series A Convertible Redeemable Preferred Stock as hereinafter set forth in Article FIFTH hereof, the Board of Directors of the Corporation shall have the authority to cause the issuance of one or more series of Preferred Stock and with respect to each such series, to fix by resolution or resolutions providing for the issuance of such series, the number of shares of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The Board of Directors shall have all powers and rights with respect to the Preferred Stock which are not inconsistent with any limitations prescribed by law or this Article FOURTH, including, but not limited to, the determination or fixing of the following:

              (i) The designation and number of shares of such series;


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              (ii)  The  dividend rate of such series, the conditions  and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative;

              (iii) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

              (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

              (v) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other conditions of such conversion or exchange;

              (vi) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise;

              (vii) The restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

              (viii) Notwithstanding any other provision of this Article FOURTH, the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

         Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the holders of Preferred Stock shall have no voting power with respect to any matter whatsoever.

                                II. Common Stock.

         The Common Stock shall rank junior to the Preferred Stock with respect to payment of dividends and distribution on liquidation, dissolution or winding up of the Corporation.

         Except as required by law or as otherwise provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, all voting rights shall be vested in the holders of the Common Stock. At each meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to one vote for each share on each matter to come before the meeting.


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


         FIFTH: Series A Convertible Redeemable Preferred Stock.

         There is hereby designated a Series A Preferred Stock, with the following preferences and relative participation, optional and other rights, qualifications, and limitations.

                             I. Certain Definitions.

         As used in this Article FIFTH, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

         "Affiliate" an "Affiliate" of a person shall have the meaning set forth in Rule 12b-2 of the Exchange Act as in effect on the date hereof and, in addition, shall include "Associates" (as defined in Rule 12b-2 of the Exchange Act as in effect on the date hereof) of such person and its Affiliates.

         "Board of Directors" means the Board of Directors of the Corporation.

         "Business Day" means a day other than a Saturday, Sunday, national or Delaware State holiday or other day on which commercial banks in Delaware are authorized or required by law to close.

         "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of any kind or nature whatsoever.

         "Common Stock" means the Common Stock, $.01 par value per share, of the Corporation and any other class of common stock hereafter authorized by the Corporation from time to time.

         "Constituent  Entity"  has the  meaning  specified  in  Article  FIFTH,
Section VIII(A)(e) hereof.

         "Conversion Agent" has the meaning specified in Article FIFTH, Section VIII(A) hereof.

         "Conversion Price" has the meaning specified in Article FIFTH, Section VIII(A) hereof.

         "Conversion Shares" has the meaning specified in Article FIFTH, Section VIII(A) hereof.

         "Corporation" has the meaning specified in Article FIRST.

         "Current Market Price": per share of Common Stock at any date: the average of the daily market prices over a period of 20 consecutive business days before such date. The market price for each such business day shall be the last sale price on such day on the principal


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


securities exchange on which the Common Stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or if the Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such business day shall be the average of the closing bid and asked prices on such day in the over-the-counter market, as reported through the NASD Over-the-Counter Bulletin Board. If and so long as there shall be no exchange or over-the-counter market for the Common Stock during the 20-day period prior on which Current Market Price is to be determined, the Current Market Price shall be determined by the Board of Directors in good faith and on a reasonable basis; provided, however, that in case the Corporation makes an underwritten public offering of shares of Common Stock, for purposes of the adjustment, if any, pursuant to Section XIV, the Current Market Price with respect to such shares shall be deemed to be the price to the public shown in the final prospectus used in connection with such public offering.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Securities": Common Stock or other securities issued (i) pursuant to the exercise of the conversion privileges hereunder, (ii) pursuant to a bona fide underwritten public offering registered under the Securities Act of 1933, as amended, (iii) pursuant to the exercise of options or rights granted or available to employees of the Corporation pursuant to a Corporation stock option plan or stock purchase plan in existence on December 31, 1998 or thereafter duly approved by the stockholders of the Corporation, (iv) pursuant to any acquisition agreement or plan of merger or consolidation that provides for the acquisition by the Corporation of capital stock or assets if either (A) the number of shares of Common Stock issued pursuant to this clause (iv) in any given acquisition transaction does not exceed 20% of the number of shares of Common Stock outstanding immediately prior to giving effect to such issuance, or
(B) the issuance of Common Stock in such acquisition transaction is approved by the holders of a majority of the outstanding Common Stock of the Corporation, and (v) in connection with any exercise of any of the warrants or options described in Schedule 2.2. of the Stock Purchase Agreement or issued under any security, right or option issued or granted pursuant to the Stock Purchase Agreement.

         "Holder" means a registered holder of shares of Series A Stock.

         "Liquidation Preference" means the Original Liquidation Preference on the Series A Stock.

         "Original Issue Date" means the date on which shares of Series A Stock were first issued by the Corporation.

         "Original Liquidation Preference" means $1,000 per share of Series A Stock.

         "Permitted Transferee" means for the purposes of this Agreement, in the case of Investor (as defined in the Stock Purchase Agreement) or any Permitted Transferee of Investor, (i) the members of Investor, (ii) the spouse or children or grandchildren (in each case, natural or


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


adopted) or any trust for the sole benefit of the spouse or children or grandchildren (in each case, natural or adopted) of any member of Investor,
(iii) the heirs, executors, administrators or personal representatives upon the death of any member of Investor or upon the incompetency or disability of any member of Investor for purposes of the protection and management of the assets of such member, and (iv) any Affiliate of Investor or its members.

         "Person" means any individual, general partnership, limited partnership, limited liability company, corporation, trust, joint stock company, association, joint venture or any other entity or organization, whether or not a legal entity, including a government or political subdivision or an agency or instrumentality thereof.

         "Redemption Date" has the meaning specified in Article Fifth, Section VI(B)(i)(b) hereof.

         "Redemption Notice" has the meaning specified in Article Fifth, Section VI(B)(i) hereof.

         "Redemption Price" has the meaning specified in Article Fifth, Section VI(A)(i) hereof.

         "SEC" means the Securities and Exchange Commission.

         "Series A Stock" means the Series A Convertible Redeemable Preferred Stock.

         "Stock Purchase Agreement" means the Securities Purchase Agreement dated as of February 17, 2000, among the Corporation, Axess Corporation and the Investor (as defined therein).

         "Subsidiaries" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or similar offices thereof is at the time owned or controlled directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or any combination thereof) and (ii) any partnership (a) the sole general partner or the managing partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Trigger Event" means such time as the Investor (as defined in the Stock Purchase Agreement) or any Permitted Transferee is no longer the beneficial owner in the aggregate of at least 6,303,000 shares of Common Stock, no par value per share, of the Corporation, as such number of shares may be adjusted from time to time hereafter in the event that the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine the outstanding shares of Common Stock into a


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


lesser number of shares, or issue by reclassification of its shares of Common Stock any shares of the Corporation, or in the case any other similar event occurs.

                                II. Designation.

         The series of preferred stock authorized hereunder shall be designated as the "Series A Convertible Redeemable Preferred Stock." The number of shares constituting such series shall be 1,000. The par value of the Series A Stock shall be $.01 per share of Series A Stock, and the Original Liquidation Preference of the Series A Stock shall be $1,000 per share.

                          III. Ranking; Subordination.

         (A) The Series A Stock shall rank, with respect to distributions upon the liquidation, dissolution or winding-up of the Corporation, senior to all classes or series of Common Stock, preferred stock or other Capital Stock of the Corporation, except as provided in Section VII (C) (iv) hereof.

         (B) The Series A Stock shall be subordinate at all times and in all material respects to any obligations of the Corporation to its primary lender.

                                 IV. Dividends.

         No dividends will accrue or be payable with respect to the Series A Stock.

                           V. Payment on Liquidation.

         Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the Holders will be entitled to receive out of the assets of the Corporation available for distribution to the holders of its Capital Stock, whether such assets are capital, surplus or earnings, an amount in cash equal to the Liquidation Preference, before any payment shall be made or any assets distributed to the holders of any Common Stock or any other class or series of Capital Stock of the Corporation. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the assets of the Corporation are not sufficient to pay in full the payments payable to the holders of outstanding shares of the Series A Stock, then such holders shall share, equally and ratably in any distribution of assets in proportion to the full payments, determined as of the date of such voluntary or involuntary liquidation, dissolution or winding-up, to which they are entitled by virtue of being Holders of Series A Stock. For purposes hereof, a Trigger Event shall be deemed to be a liquidation.

                                 VI. Redemption.

         (A) Mandatory Redemption. On each of the following anniversaries of the Closing Date (as defined in the Stock Purchase Agreement) (each, a "Mandatory Redemption Date"), the Corporation shall redeem from any source of funds legally available therefor, in the


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manner provided in Article FIFTH,  Section VI(B) below, the shares of the Series
A Stock indicated below at the "Redemption Price."


--------------------- -------------------- ------------------ -----------------
     Anniversary        No. of Shares of      Price/Share           Total
                        Series A Stock
--------------------- -------------------- ------------------ -----------------
         1st                 200                $1,000            $200,000
--------------------- -------------------- ------------------ -----------------
         2nd                 200                $1,000            $200,000
--------------------- -------------------- ------------------ -----------------
         3rd                 200                $1,000            $200,000
--------------------- -------------------- ------------------ -----------------
         4th                 200                $1,000            $200,000
--------------------- -------------------- ------------------ -----------------
         5th                 200                $1,000            $200,000
--------------------- -------------------- ------------------ -----------------
        TOTAL              1,000                                $1,000,000
--------------------- -------------------- ------------------ -----------------


         The Corporation shall not enter into any agreement that would prohibit or restrict its ability to redeem the Series A Stock on the Mandatory Redemption Date in accordance with Article FIFTH Section VI hereof. Notwithstanding anything in the contrary contained herein, upon the occurrence of a Trigger Event, the Company shall redeem, in accordance with the procedure provided in Article FIFTH, Section (B) below, all outstanding Series A Stock in full. Any Series A Stockholder may elect to convert the Series A Stock held by such Holder prior to the date set for redemption in accordance with the conversion provisions set forth in Article FIFTH, Section VIII hereof. The redemption of the Series A Stock shall take place not more than thirty (30) days following the occurrence of a Trigger Event.

         (B) Procedure for Redemption. (i) Not more than sixty (60) and not less than thirty (30) days prior to the date fixed for any redemption of the Series A Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid by the Corporation to each Holder of record of shares to be redeemed on the record date fixed for such redemption of the Series A Stock at such Holder's address as the same appears on the security register maintained by the Corporation. The Redemption Notice shall state:

         (a) the Redemption Price;

         (b) the date fixed for redemption (the "Redemption Date");

         (c) that the Holder is to surrender to the Corporation, at the place or places, which shall be designated in such Redemption Notice, its certificates representing the shares of Series A Stock to be redeemed;

         (ii) On or before the Redemption Date, each Holder of Series A Stock to be redeemed shall surrender the certificate or certificates representing such shares of Series A Stock to the Corporation, in the manner and at the place designated in the Redemption Notice, and on


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the Mandatory Redemption Date the full Redemption Price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. For any Holder to whom a Redemption Price in excess of $10,000 is payable, if such Holder notifies the Corporation in writing prior to the Mandatory Redemption Date that it elects to receive payment of the Redemption Price by wire transfer, then payment shall be made in such manner to the account specified in such notice.

         (iii) If a Redemption Notice shall have been duly given, and if, on or before the Redemption Date specified therein, all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the Series A Stock called for redemption so as to be and continue to be available therefor in a manner reasonably satisfactory to the Holders of a majority of the shares of Series A Stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall be deemed no longer outstanding, and all rights with respect to such shares shall forthwith on such Mandatory Redemption Date cease and terminate, except only the right of the Holders thereof to receive the amount payable on redemption thereof.

         (iv) Each Holder of Series A Stock may at its sole discretion waive its right to receive the proceeds of a redemption hereunder by giving written notice within 24 hours of a Redemption Date as to any particular Redemption Date. The waiver of this right as to any particular Redemption Date shall have no effect on the right to receive proceeds on any subsequent Redemption Date.

                               VII. Voting Rights.

         (A) Holders of the Series A Stock, in their capacity as such, shall not be entitled or permitted to vote, except as otherwise required under Delaware law and as set forth below.

         (B) Without the approval of Holders of at least 90% of the shares of Series A Stock then outstanding, voting or consenting, as the case may be, separately as a single class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, the Corporation will not, directly or indirectly, amend, modify or repeal the Certificate of Incorporation (including without limitation by filing any other certificate of designation) or by-laws of the Corporation so as to adversely affect in any manner, or take any other action that may adversely affect in any manner, the specified designations, rights, preferences, privileges or voting rights of the Series A Stock.

         (C) So long as any Series A Stock is outstanding, the Corporation shall not, without the consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of Series A stockholders of record that hold at least a majority of the outstanding Series A Stock voting as a separate class:


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         (i)   directly or indirectly, redeem, purchase or otherwise acquire for value, or set apart money or other property for the mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock other than those relating to the buyback of any employee or management owned Common Stock.

         (ii) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative participating, optional or otherwise special rights, qualifications, limitations and restrictions of the Series A Stock;

         (iii) increase   the  number  of  shares  of  Series  A  Stock  of  the
               Corporation authorized to be issued;

         (iv) reclassify any shares of the Corporation's Capital Stock as shares ranking senior to or on parity with the Series A Stock with respect to rights on liquidation, redemption or for payment of any dividend or distribution other than in liquidation; provided that, however, the Corporation may issue up to 1,000 shares of a series of Preferred Stock which shall be pari-passu with the Series A Stock; and provided further that the conversion price, conversion ratio and redemption or distribution provisions of such new series shall be on terms no more favorable than those of the Series A Stock.

         (D) In any case in which the Holders of Series A Stock shall be entitled to vote hereunder or otherwise be entitled to vote pursuant to Delaware law, each Holder of shares of Series A Stock shall be entitled to such number of votes that would attach to the number of shares of Common Stock that would have been issued had such shares of Series A Stock been converted immediately prior to the record date in respect of such vote.

         (E) The Corporation shall not issue shares of Series A Stock other than the 1,000 shares originally issued.

                                VIII. Conversion.

         (A) General Rights. Each share of Series A Stock shall be convertible at Holder's option, during the redemption period, into 1,000 shares of Common Stock (such number of shares being subject to adjustment pursuant to this Section VIII) at a conversion price per share of Common Stock of $1.00 (as such price may be adjusted from time to time pursuant to this Section VIII, the "Conversion Price").

         In order to exercise the conversion privilege, a Holder shall surrender the certificate(s) representing such shares, accompanied by transfer instrument(s) reasonably satisfactory to the Corporation, at any of the offices or agencies maintained for such purpose by the conversion agent designated by the Corporation (the "Conversion Agent") and shall give written notice to the Corporation that the Holder elects to convert such shares. The initial


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Conversion  Agent shall be the  Corporation.  Such  notice  shall also state the name(s), together with address(es), in which the certificate(s) for shares of Common Stock shall be issued and the effective date of such conversion, which shall be a date within 10 Business Days after the mailing of such notice. As promptly as practicable after the surrender of such shares of Series A Stock as aforesaid, the Corporation shall at the office of such Conversion Agent, issue and deliver to such Holder, or on its written order, to a Person designated by such Holder, certificate(s) representing the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Stock in accordance with the provisions hereof ("Conversion Shares"), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided for below. If the conversion occurs before the Conversion Shares have been registered with the SEC, then they shall bear an appropriate restrictive legend regarding the fact that they have not been registered. Certificates will be issued representing the balance of any remaining shares of Series A Stock in any case in which fewer than all of the shares of Series A Stock represented by a certificate are converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the Business Day specified by the Holder in the transfer instruments referred to above (provided that the shares of Series A Stock shall have been surrendered to the Corporation as aforesaid), and the Person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the Common Stock represented thereby at such time. In either circumstance, such conversion shall be at the Conversion Price in effect on the date specified in such transfer instruments.

         Any fractional interest in a share of Common Stock resulting from conversion of any share(s) of Series A Stock may, at the option of the Corporation, be paid in cash (computed to the next highest cent) based on the last reported sale price of the Common Stock on the last trading day prior to the date on which such share or shares of Series A Stock are converted in the manner set forth above. If more than one certificate representing shares of Series A Stock shall be surrendered for conversion at one time by the same Holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Stock represented by such certificates which are to be converted.

         (B)(i) In order to prevent dilution of the conversion right granted hereunder, the Conversion Price and the number of shares of Common Stock into which each share of Series A Stock shall be convertible shall be subject to adjustment from time to time in accordance with this Section VIII(B). Upon each adjustment of the Conversion Price pursuant to this Section VIII(B), the Holder shall thereafter be entitled to acquire upon conversion under Section VIII(A), at the Applicable Conversion Price (as hereinafter defined), the number of shares of Common Stock obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Applicable Conversion Price resulting from such adjustment.


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


         The Conversion Price in effect at the time of the exercise of conversion rights hereunder set forth in Section VIII(A) shall be subject to adjustment from time to time as follows:

         (a) If at any time after the date of issuance hereof the Corporation shall grant or issue any shares of Common Stock, or grant or issue any rights or options for the purchase of, or stock or other securities convertible into, Common Stock (such convertible stock or securities being herein collectively referred to as "Convertible Securities") other than:

         (i) Excluded Securities; or

         (ii) shares issued, subdivided or combined in transactions described in
Section VIII(C) if and to the extent that the number of shares of Common Stock received upon conversion of the Series A Stock shall have been previously adjusted pursuant to Section VIII(C) as a result of such issuance, subdivision or combination of such securities;

for a consideration per share which is less than the lower of (1) the Conversion Price in effect immediately prior to such issuance or sale (the "Applicable Conversion Price"), or (2) the Current Market Price per share of Common Stock on the date the Corporation fixed the offering price of such additional shares (the "Applicable Market Price"), then the Applicable Conversion Price shall, and thereafter upon each issuance or sale for a consideration per share which is less than the lower of the Applicable Conversion Price or the Applicable Market Price shall, simultaneously with such issuance or sale, be adjusted, so that such Applicable Conversion Price shall equal a price determination by multiplying the Applicable Conversion Price by a fraction, the numerator of which shall be:

         (A) the sum of (x) the total number of shares of Common Stock outstanding when the Applicable Conversion Price became effective, plus (y) the number of shares of Common Stock which the aggregate consideration received, as determined in accordance with subsection (B)(iii) for the issuance or sale of such additional Common Stock or securities convertible into Common Stock ("Convertible Securities") deemed to be an issuance of Common Stock as provided in subsection (B)(iv), would purchase (including any consideration received by the Corporation upon the issuance of any shares of Common Stock since the date the Applicable Conversion Price became effective not previously included in any computation resulting in an adjustment pursuant to this Section VIII(B) at the Applicable Conversion Price;

and the denominator of which shall be

         (b) the total number of shares of Common Stock outstanding (or deemed to be outstanding as provided in subsection (B)(iv) hereof) immediately after the issuance or sale of such additional shares.

         If, however, the Applicable Conversion Price thus obtained would result in the issuance of a lesser number of shares upon conversion than would be issued at the initial

Conversion Price specified in Section VIII(A), as appropriate, the Applicable Conversion Price shall be such initial Conversion Price.

         Upon each adjustment of the Conversion Price pursuant to this subsection (i), the total number of shares of Common Stock into which the Series A Stock shall be convertible shall be such number of shares (calculated to the nearest tenth) purchasable at the Applicable Conversion Price multiplied by a fraction, the numerator of which shall be the Conversion Price in effect immediately prior to such adjustment and the denominator of which shall be the Conversion Price in effect immediately after such adjustment.

         Notwithstanding anything to the contrary in this subsection (B), if the Corporation issues additional shares of Common Stock or Convertible Securities for a price per share of Common Stock in the case of the issuance of Common Stock, or for a price per share of Common Stock deliverable upon exercise, conversion or exchange of such securities in the case of Convertible Securities, at a price per share less than the Applicable Conversion Price, but not less than the Current Market Price per share of Common Stock on the date the Corporation fixed the offering price of such additional shares, no adjustment of the Applicable Conversion Price shall be made unless the Corporation issues, or may be obligated to issue under any Convertible Securities, more than an aggregate of 3,000,000 shares of Common Stock, after which such adjustment shall be made pursuant to this subsection (B).

         (ii) Anything in this Section VIII to the contrary notwithstanding, no adjustment in the Conversion Price shall be made in connection with the issuance of any Excluded Securities.

         (iii) For the purpose of subsection (B)(i), the following provisions shall also be applied:

              (a) In case of the issuance or sale of additional shares of Common Stock for cash, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions, compensation or other expenses paid or incurred by the Corporation for any underwriting of, or otherwise in connection with, the issuance or sale of such shares.

              (b) In the case of the issuance of Convertible Securities, the consideration received by the Corporation therefor shall be deemed to be the amount of cash, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amounts of cash and fair value of other consideration, if any, payable to the Corporation upon the exercise of such rights or options or payable to the Corporation upon conversion of such Convertible Securities.

              (c) In the case of the issuance of shares of Common Stock or Convertible Securities for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Corporation (irrespective of accounting treatment thereof); provided, however, that if such consideration consists of the cancellation of debt issued by the Corporation, the consideration shall be deemed to be the amount the Corporation received upon issuance of such debt (gross proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accrued value to the date of such cancellations, but not including any premium or discount at which the debt may then be trading or which might otherwise be appropriate for such class of debt.

              (d) In case of the issuance of additional shares of Common Stock upon the conversion or exchange of any obligations (other than Convertible Securities), the amount of the consideration received by the Corporation for such Common Stock shall be deemed to be the consideration received by the Corporation for such obligations or shares so converted or exchanged, before deducting from such consideration so received by the Corporation any expenses or commissions or compensation incurred or paid by the Corporation for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Corporation in connection with such conversion or exchange other than a payment in adjustment of interest and dividends. If obligations or shares of he same class or series of a class as the obligations or shares so converted or exchanged have been originally issued for different amounts of consideration, then the amount of consideration received by the Corporation upon the original issuance of each of the obligations or shares so converted or exchange upon the original issuance of each of the obligations or shares so converted or exchange shall be deemed to be the average amount of the consideration received by the Corporation upon the original issuance of all such obligations or shares. The amount of consideration received by the Corporation upon the original issuance of the obligations or shares so converted or exchanged and the amount of the consideration, if any, other than such obligations or shares, received by the Corporation upon such conversion or exchange shall be determined in the same manner as provided in paragraphs (a) and (b) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock or Convertible Securities.

              (e) In the case of the issuance of additional shares of Common Stock as a dividend, the aggregate number of shares of Common Stock issued in payment of such dividend shall be deemed to have been issued at the close of business on the record date fixed for the determination of stockholders entitled to such dividend and shall be deemed to have been issued without consideration; provided, however, that if the Corporation, after fixing such record date, shall legally abandon its plan to so issue Common Stock as a dividend, no adjustment of the Applicable Conversion Price shall be required by reason of the fixing of such record date.

         (iv) For purposes of the adjustment provided for in subsection (B)(i) above, if at any time the Corporation shall issue any Convertible Securities, the Corporation shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon conversion of the total amount of such Convertible Securities.

         (v) On the expiration, cancellation or redemption of any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have been obtained (a) had the adjustments made upon the issuance or sale of such expired, canceled or redeemed Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered upon the exercise or conversion of such Convertible Securities (and the total consideration received therefor) and (b) had all subsequent adjustments been made on only the basis of the Conversion Price as readjusted under this subsection (B)(v) for all transactions (which would have affected such affected Conversion Price) made after the issuance or sale of such Conversion Securities.

         (vi) Anything in this Section VIII to the contrary notwithstanding, no adjustment to the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Conversion Price; provided, however, that any adjustments which by reason of this subsection
(B)(vi) are required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Section VIII shall be made to the nearest cent.

         (C) In case the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of its shares of Common Stock any shares of the Corporation, or in the case any other similar event occurs, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holders of Series A Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or been entitled to receive after the happening of any of the events described above if such shares of Series A Stock had been converted immediately prior to the happening of such event on the day upon which such subdivision, combination or reclassification, as the case may be, becomes effective. Such adjustment shall become effective immediately after the opening of business on the day following the day upon which such subdivision, combination, reclassification or other similar event becomes effective.

         (D) No Dilution Generally. The Corporation shall not take any action, directly or indirectly, to avoid or seek to avoid the observance or performance of any of the terms of this Article Fifth, but shall at all times in good faith assist in carrying out all of such terms and in the taking of all such action as may be necessary, appropriate or desirable in order to protect the rights of the holder of Series A Stock, it being the intent of this Section VIII (D) that the holder of any shares of Series A Stock shall at all times after the date hereof be entitled to receive upon exercise of the conversion privilege no less than the same proportionate ownership of all of the outstanding shares of the capital stock and other securities of the Corporation (including without limitation proportionate voting rights) as the holder of Series A Stock would receive if such exercise rights would have been exercised on the date hereof.

         (E) The Corporation shall be entitled, at its election, to make such reductions in the Conversion Price, in addition to those required by this
Section VIII, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from earnings) or other event shall be a tax free distribution for federal income tax purposes.

         (F) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly notify each Holder in writing of such adjustment, at its last address as the same appears on the securities register maintained by the Corporation.

         (G) In case of (i) any consolidation of the Corporation with, or merger of the Corporation into, any other entity, (ii) any merger of another entity into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or (iii) any sale or transfer of all or substantially all of the assets of the Corporation, each Holder shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such share of Series A Stock might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock is not an entity with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Entity"), or an affiliate of a Constituent Entity and failed to exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Entity or an affiliate thereof and in respect of which such rights of election shall not have been exercised (a "non-electing share"), then for the purpose of this subsection (e) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holders, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as they may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. Any such adjustment shall be evidenced by a certificate of independent public accountants and a notice of such adjustment filed and mailed in the manner set forth in subsection (d) above and containing the information set forth in such subsection (d), and any adjustment so certified shall for all purposes hereof conclusively be deemed to be an appropriate adjustment, absent manifest error. The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers.

         In case:

         (i) of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

         (ii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then the Corporation shall cause to be filed with any Conversion Agent and shall cause to be mailed to each Holder at its last address as the same appears on the securities register maintained by the Corporation, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such actions, or, if the record is not to be taken, the date as of which the holders of Common Stock of record are to be determined, or (B) the date on which such consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.

         (H) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series A Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the shares of Series A Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         (I) The Corporation covenants that it will cause all shares of Common Stock which may be issued upon conversions of shares of Series A Stock to be, upon issue, duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

         (J) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Stock not theretofore converted.

                             IX. Covenant to Report.

         Whether or not the Corporation is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Corporation will deliver for filing with the SEC, all information, documents and reports specified in
Section 13 and Section 15(d) of the Exchange Act.

              X. Mutilated or Missing Series A Stock Certificates.

         If any of the Series A Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Stock certificate, or in lieu of and substitution for the Series A Stock certificate lost, stolen or destroyed, a new Series A Stock certificate of like tenor and representing an equivalent amount of shares of Series A Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation.

                       XI. Reissuance; Preemptive Rights.

         (A) Shares of Series A Stock that have been issued and reacquired in any manner, including shares purchased, redeemed or surrendered for conversion, may not be redesignated or reissued.

         (B) No shares of Series A Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued, or granted.

                               XII. Business Day.

         If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

                                 XIII. Headings.

         The headings contained herein are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                        XIV. Severability of Provisions.

         If any right, preference or limitation of the Series A Stock set forth in this Certificate of Incorporation (as this Certificate of Incorporation may be amended from time to time) is invalid, unlawful or in capable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Incorporation, as amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                         XV. Notice to the Corporation.

         All notices and other communications required or permitted to be given to the Corporation hereunder shall be made by first-class mail, postage prepaid, to the Corporation at its principal executive offices at the following address:
Rheometric Scientific, Inc., One Possumtown Road, Piscataway, New Jersey 08854-2103, Attention: President. Minor imperfections in any such notice shall not affect the validity thereof.

                              XVI. Miscellaneous.

         All payments to Holders to be made "in cash" hereunder shall be made in U.S. dollars.


                                      * * *

         SIXTH: No Preemptive Rights. No stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled to such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.

         SEVENTH: Meetings; Books and Records. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Subject to the provisions of any law or regulation, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         EIGHTH: Management of Business. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:


              (a) Number and Election of Directors. The number of directors from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, but shall not be less than three (3) nor more than nine (9). The election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

              (b) Bylaws. The original Bylaws of the Corporation shall be adopted by the sole incorporator. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

              (c) Corporate Powers and Authority. All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the Bylaws) shall be vested in and exercised by the Board of Directors.

         NINTH: Compromise or Arrangement. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provision of Section 291 of the DGCL, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

         TENTH: Limitation on Liability; Indemnification. The Directors of the Corporation shall be entitled to the benefits of all limitations on the liability of Directors generally that are now or hereafter become available under the DGCL. Without limiting the generality of the foregoing, to the fullest extent permitted by the DGCL, as it exists on the date hereof or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article TENTH or any adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article TENTH shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal, modification or adoption.

         ELEVENTH: Reservation of Amendment Power. Subject to the limitations set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         TWELFTH: The name and mailing address of the sole incorporator is:

               Name                             Mailing Address

               Catherine Sicari, Esq.           Dechert Price & Rhoads
                                                30 Rockefeller Plaza
                                                New York, New York  10112


         The undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 26th day of May, 2000.




                                                /s/ Catherine Sicari
                                             -----------------------------
                                                    Catherine Sicari